Exhibit 10.8


                         FACILITIES MANAGEMENT AGREEMENT


          THIS AGREEMENT is made as of December 31, 1997


B E T W E E N:

          PURCHASER, Businessman, of the City of Vancouver in the Province of British Columbia
          ("Owner")

                                     - and -

          PRAIRIE ON-LINE MANAGEMENT SERVICES INC. (formerly known as 758113 Alberta Ltd.), a corporation formed under the laws of Alberta having an office at Metronet 600 - 205 5th Avenue SW, Calgary, Alberta, T2P 2T7 ("Manager")


          WHEREAS pursuant to an agreement (the "Asset Purchase Agreement") dated as of the date hereof between Owner and On-Line Film Services Inc. ("On-Line"), an affiliate of Manager, Owner purchased all rights, title and interest in and to a computer software program commercially developed by or for On-Line and known as "Casting Workbook" and Derivatives related thereto for the entertainment industry Field of Use, in the Ownership Territory, as those terms are defined in the Asset Purchase Agreement, a detailed description of which program is attached hereto as Schedule "A" (all such purchased rights, title and interest in Casting Workbook and all such Derivatives being referred to collectively herein as the "Casting Workbook");

          AND WHEREAS Manager and its affiliates have the expertise, facilities and resources to provide computer and Internet based services for the entertainment industry;

          AND WHEREAS Owner desires to retain Manager to operate, promote and manage on Owner's behalf, computer facilities incorporating data generated by the Casting Workbook ("Casting Network"), for the purpose of providing talent agencies, their actors, casting directors and others in the film and television industries in the Service Territory with access to casting requirements, talent information and related services, by means of the Internet;

          NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual representations and covenants herein, the parties agree as follows:

1.   DEFINITIONS

1.1  In this Agreement the following terms shall have the following meanings:

     "Annual Exclusivity Payment" means the annual amount payable by Manager to Owner in each calendar year in which the Annual Gross Operating Revenues have not attained the applicable Annual Minimum for the exclusive right to provide the Management Services, calculated as the amount by which 51% of the Annual Minimum for such year exceeds the Owner's Gross Operating Revenues for such year.

     "Annual Gross Operating Revenues" means Gross Operating Revenues generated in any calendar year during the Term.

     "Annual Excess Gross Operating Revenues" means for any calendar year during the Term, the amount by which the Owner's Gross Operating Revenues for such year exceed 51% of the corresponding Annual Minimum.

     "Annual Minimum" means for each calendar year of the Term or part thereof prior to the Cumulative Excess Gross Operating Revenues reaching the Term Minimum, the target minimum amount of Annual Gross Operating Revenues to be achieved by Manager, calculated as set forth in the attached Schedule "C".

     "Asset Purchase Agreement" means the agreement dated December 31, 1997 between Owner and On-Line pursuant to which Owner purchased all rights, title and interest in and to the Casting Workbook.

     "Bonds" means mutually acceptable bonds forming part of the Guarantee Collateral.

     "Business Plan" means the annual business plan, and operations and marketing budget to be prepared by Manager for the Casting Workbook
     Services, by the 31st day of January in each year of the Term, and in respect of the year ended December 31, 1998 Business Plan shall mean the initial business plan previously submitted to Owner by Manager.

     "Casting Network" means the computer and telecommunications facilities to be provided to Owner by Manager as part of the Management Services in order to supply the Casting Workbook Services.

     "Casting Workbook" means the computer software program commercially developed by or for On-Line for use in the entertainment industry, the data from which will be used with the Casting Network to provide Casting Workbook Services to End Users.

     "Casting Workbook Services" means services provided to End Users, through the Casting Network, with respect to casting requirements, talent information and related services, as described in the Business Plan and in the talent agent's Casting Workbook manual and casting director's Casting Workbook manual developed by On-Line for End Users.

     "Cumulative Excess Gross Operating Revenues" means the aggregate of the Annual Excess Gross Operating Revenues actually generated during the Term.

     "Cumulative Exclusivity Payment" means the amount payable at the termination of this Agreement by the Manager to Owner, in addition to the Annual Exclusivity Payments, for the exclusive right to provide the Management Services over the whole of the Term, if on the date of such termination the Term Minimum exceeds the Cumulative Excess Gross Operating Revenues, and calculated as .42 of the amount by which the Term Minimum exceeds the Cumulative Excess Gross Operating Revenues received by the Owner during the Term.

     "End Users" means talent agencies, actors, casting directors and other persons in the film and television industry who subscribe to Casting Workbook Services.

     "Excess Revenue Direction" means the written irrevocable direction in the form attached as Schedule "D" from On-Line authorizing the Owner to apply towards the tendering and payment of the Owner's Gross Operating Revenues pursuant to section 8.1, Guarantee Collateral having a principal value equal to the portion of the Annual Excess Gross Operating Revenues proposed to be paid in that manner, which amount shall be as close to 42% of the Annual Excess Gross Operating Revenues as possible taking into account the denominations of the principal amount of the Bonds or other Guarantee Collateral but which shall not, in any event, exceed 42% of the Annual Excess Gross Operating Revenues.

     "Gross Operating Revenues" means the total revenues generated by the provision of the Casting Workbook Services to End Users in the Service Territory, including without limitation, actors listing revenues, extras listing revenues and ancillary business revenues.

     "Guarantee" means the guarantee given on December 31, 1997 to Owner by On-Line of all of the financial obligations of Manager hereunder with respect to payment of the Annual Exclusivity Payment, the Cumulative Exclusivity Payment, and the Instalments, together with the Guarantee Collateral in respect thereof.

     "Guarantee Collateral" means bonds in a form acceptable to the Owner, or other securities mutually acceptable to the parties, in the face amount of $1,838,000, maturing on December 31, 2007, held in accordance with the Security and any interest accrued thereon which has not otherwise been paid to On-Line in accordance with the terms of the Guarantee and the Security.

     "Instalments" means the two prepayments by Manager of the Owner's portion of the Annual Minimum for a particular calendar year, the first Instalment to be made in an amount equal to 25.5% of the Annual Minimum on the first Instalment Date, and the second Instalment of 25.5% of the Annual Minimum on the second Instalment Date, except where otherwise specified herein.

     "Instalment Dates" means two dates with respect to each calendar year, the last day of June being the first Instalment Date, and the last day of December being the second Instalment Date.

     "Instalment Direction" means the written irrevocable direction in the form attached as Schedule "E" from On-Line authorizing Owner to apply towards the tendering of an Instalment, Guarantee Collateral interest having a value equal to the Instalment proposed to be paid in that manner.

     "Management Fee" means the fee payable on a commission basis by Owner to Manager for the Management Services provided by Manager in each calendar year of the Term, equal to 49% of the Annual Gross Operating Revenues, until such time as the Cumulative Excess Gross Operating Revenues equal the Term Minimum, on which date the Management Fee will become 97.5% of all Annual Gross Operating Revenues .

     "Management Services" means the services to be provided by Manager to Owner during the Term to operate and manage the Casting Network as further described in section 3.

     "On-Line" means On-Line Film Services Inc., the original owner of the Casting Workbook, and an affiliate of Manager.

     "On-Line Business Plan" means the business plan originally developed by On-Line for the exploitation and commercialization of the Casting Workbook.

     "Owner's Gross Operating Revenues" means the Gross Operating Revenues received by Owner in a calendar year during the Term less the applicable Management Fees.

     "Security" shall have the same meaning as that term is defined in the Asset Purchase Agreement.

     "Service Territory" means the geographic area described in Exhibit "B" attached hereto.

     "Subcontractor Agreement" means the agreement to be entered into between Manager and On-Line, retaining On-Line to supply certain of the Management Services to or on behalf of Manager.

     "Term" means the term of this Agreement as set out in Section 16.

     "Term Minimum" means the target minimum of the Cumulative Excess Gross Operating Revenues during the Term, being the amount of $4,376,000.

2.   APPOINTMENT OF MANAGER

2.1 Upon and subject to the terms and conditions of this Agreement, Owner hereby appoints Manager during the term of this Agreement as its sole and exclusive manager and operator of the Casting Workbook, to provide Management Services to Owner and Casting Workbook Services to End Users within the Service Territory, and Manager hereby accepts such appointment.

3.   MANAGEMENT SERVICES

3.1  Manager shall during the Term, provide the following Management Services to
     Owner:

     (a) supply, develop, coordinate, maintain and upgrade the computer, telecommunication and Internet facilities, and all other equipment and services reasonably necessary, to provide the Casting Workbook Services;

     (b) provide sufficient personnel with the appropriate qualifications necessary to utilize the data from the Casting Workbook, to operate and manage the Casting Network;

     (c)  determine  sales  and  marketing   strategies  for  Casting   Workbook
          Services;

     (d) develop, solicit and promote sales of Casting Workbook Services, and invoice, collect and enforce payment of listing fees, charges and other ancillary revenues therefrom ;

     (e) maintain commercial acceptability for Casting Workbook Services, write, update and maintain all End User manuals and provide facilities to answer questions and provide assistance to End Users regarding Casting Workbook Services;

     (f)  enter into the Subcontractor Agreement with On-Line;

     (g) prepare sales promotional materials in order to facilitate advertising of Casting Workbook Services; and

     (h) operate the Casting Network on computer facilities located in Calgary, Alberta or such other location as agreed to by the Parties.

3.2 Manager agrees to use all reasonable efforts to comply with all applicable laws in the provision of Management Services and Casting Workbook Services. Manager represents, warrants and covenants with Owner that Manager and On-Line collectively have, and will continue to have, sufficient technical, financial and other resources to fulfil Manager's obligations hereunder.

3.3 Manager shall not perform any services by, for or on behalf of any other person to maintain, enhance or update the Casting Workbook with respect to the Service Territory.

4.   SUBCONTRACTOR

4.1 Manager will retain On-Line as a subcontractor to provide certain of the Management Services and Casting Workbook Services pursuant to the Subcontractor Agreement to be entered into between Manager and On-Line on terms reasonably satisfactory to Owner within 30 days of the date hereof. Manager hereby agrees that the Subcontractor Agreement shall be subject to and will not conflict with the terms and conditions hereof, and that there shall be no material amendment to the Subcontractor Agreement without the prior written consent of Owner, which consent will not be unreasonably withheld.

5.   GROSS OPERATING REVENUES

5.1 Manager shall provide the facilities of the Casting Network to Owner, and on behalf of Owner, using the data provided from the Casting Workbook, provide the Casting Workbook Services to End Users, using all reasonable efforts to maximize Gross Operating Revenues in order that the Annual Gross Operating Revenues exceed the Annual Minimum in each calendar year, and the Cumulative Excess Gross Operating Revenues exceed the Term Minimum during the Term.

5.2 All Gross Operating Revenues collected by Manager shall be received and held in trust on behalf of and shall accrue to the account of Owner, except as otherwise provided in this Agreement.

6.   MANAGEMENT FEES

6.1 The consideration for all Management Services provided by Manager to Owner for any calendar year during the Term shall be the Management Fee, which Manager shall be entitled to deduct proportionately from the Annual Gross Operating Revenues during such year as they are received.

6.2 The Manager shall not charge Owner for any expenses incurred by Manager in using the data from the Casting Workbook to operate the Casting Network or in providing the Casting Workbook Services. Such expenses shall be for Manager's account.

7.   ANNUAL EXCLUSIVITY PAYMENT

7.1 If by the end of any calendar year of the Term, the Annual Gross Operating Revenues are less than the applicable Annual Minimum for such year, then Manager shall be liable for and pay the corresponding Annual Exclusivity Payment for the exclusive right to provide the Management Services in such year.

8.   YEAR END PAYMENTS

8.1 Manager shall within 30 days of the end of each calendar year during the Term, tender and pay to Owner the sum of:

     (a)  Owner's Gross Operating Revenues; and

     (b) the Annual Exclusivity Payment for such year, if any, due in accordance with section 7.1.

8.2 Manager shall be entitled to set off and credit against any amount due under section 8.1 the full amount of all Instalments paid to Owner pursuant to section 9.1 or 10.1 hereof in respect of such year.

8.3 The payment to be made pursuant to section 8.1 shall be made in cash or by certified cheque, except as otherwise provided in section 10.2.

9.   INSTALMENT PAYMENTS

9.1 On each Instalment Date, Manager shall pay the corresponding Instalment to Owner or Owner's nominee, as an advance against the payment of the amounts due under section 8.1.

10.  PAYMENT BY DIRECTION

10.1 If Manager does not pay an Instalment on or before the relevant Instalment Date, then such Instalment shall be deemed to have been paid on the Instalment Date by the Owner applying Guarantee Collateral interest equal in value to the amount of the Instalment, pursuant to the Instalment
     Direction, which Instalment Direction and delivery of the Guarantee Collateral interest shall be accepted by Owner as full satisfaction of Manager's obligation to Owner with respect to tendering the Instalment under section 9, and in such circumstances Owner and any assignee of the Owner shall be deemed to have consented to the release of such Guarantee Collateral interest from that Securities Pledge Agreement entered into between the Owner and On-Line on December 31, 1997. Manager covenants with Owner that it will, and will cause On-Line to, do all things necessary to facilitate the transfer of Guarantee Collateral interest to Owner.

10.2 In the event that in any calendar year during the Term the Annual Gross Operating Revenues exceed the applicable Annual Minimum, then Manager shall tender the Annual Excess Gross Operating Revenues to Owner within thirty days after the end of the year by a combination of:

     (a)  delivery to Owner of the Excess Revenue Direction, and

     (b) cash or certified cheque for the balance of the Owner's Gross Operating Revenues

          (having credited Instalments made for such year),

     which combination of cash, Directions and delivery of the Guarantee Collateral and Guarantee Collateral interest shall be accepted by Owner as full satisfaction of Manager's obligation to Owner with respect to the tender of the Owner's Gross Operating Revenues under section 8.1, and in such circumstances the Owner and any assignee of the Owner shall be deemed to have consented to the release of such Guarantee Collateral from that Securities Pledge Agreement entered into between the Owner and On-Line on December 31, 1997. Manager covenants with Owner that it will, and will cause On-Line to, do all things necessary to facilitate the transfer of Guarantee Collateral to Owner.

11.  NON-COMPETITION

11.1 Manager shall not, and shall obtain the written agreement of any other subcontractors appointed hereunder that they shall not, provide, market in any manner, develop or sell any services which are competitive with the Casting Workbook Services for End Users in the Service Territory.

12.  REPORTING

12.1 Manager shall furnish to Owner semi-annual reports containing a statement in reasonable detail setting forth all gross receipts from Manager's and any subcontractor's sales of Casting Workbook Services within the Service Territory, the number and kind of End Users and the revenues therefrom. The report shall be provided by Manager not later than July 30 and January 30 of each year with the first such report due July 30, 1998. Each report to be delivered on July 30 each year may be in summary form. If Manager or any subcontractor have no sales during such period, Manager shall so state in such report.

13.  OBLIGATION TO PROTECT COPYRIGHT AND TRADEMARKS

13.1 Manager hereby acknowledges and will require all subcontractors to acknowledge that Owner owns the Casting Workbook at all times including all intellectual property rights and copyrights associated therewith, and that Manager and End Users are not acquiring any proprietary rights, title, license or interest in the Casting Workbook, all of which shall remain with Owner. Manager is appointed to provide Management Services on condition that Manager shall at all times protect the interests of Owner in the Casting Workbook. Owner shall have the right to review all standard form contracts to be entered into between Manager, each subcontractor and the End Users with respect to Casting Workbook Services and to require such changes as Owner may reasonably request so as to protect the ownership interests of Owner in the Casting Workbook.

13.2 Owner shall have the right to take any action it deems necessary to protect its intellectual property rights in the Casting Workbook, including filing lawsuits in the event of infringement and filing for copyright and trademark registrations. If Owner fails to take any action regarding any alleged infringement of the rights of Owner in the Casting

     Workbook, Manager may, at its own expense, take such action after having obtained the written consent of Owner, which consent shall not be unreasonably withheld.

14.  USE OF INDEPENDENT CONTRACTORS

14.1 Manager  shall,  at  its  expense,   have  the  right  to  use  independent
     contractors to perform such work as in its reasonable opinion may be convenient or necessary for the support, maintenance, marketing, promoting and supply of Casting Workbook Services and Management Services, including computer programmers, technicians, systems consultants, marketing consultants and business consultants.

15.  BUSINESS PLAN

15.1 Manager agrees to provide Owner with the annual Business Plan by the 31st day of January in each year. In respect of the year ended December 31, 1998, the Business Plan will be the business plan previously submitted to Owner. Each Business Plan shall set forth, among other things, the anticipated sales of Casting Workbook Services (broken down by End User category) including the prices at which such Casting Workbook Services shall be sold or provided by Manager or any subcontractor to End-Users. Each Business Plan (other than the Initial Business Plan) shall specifically indicate and describe changes from the previous Business Plan including, without limiting the generality of the foregoing, planned or anticipated changes in the price of Casting Workbook Services and a comparison of the results achieved in the year just completed with the results that had been anticipated for that year in the Business Plan for that year. Within 30 days of receipt of a Business Plan, Owner, acting reasonably, may suggest revisions to the Business Plan and Manager will use its reasonable best efforts to accommodate such suggested revisions. At the request of Owner, acting reasonably, a representative of management for Manager will attend at Owner's offices to discuss the Business Plan.

16.  TERM

16.1 This Agreement shall become effective upon its execution by the parties hereto and, unless terminated earlier in accordance with the provisions of paragraph 17, shall remain in effect for an initial Term until December 28, 2007. Manager shall have the right to renew this Agreement for an additional 10 years upon the terms and conditions in existence at the end of the initial Term of this Agreement, such right of renewal to be exercised by giving Owner at least 60 days' prior written notice.

17.  EARLY TERMINATION

17.1 Owner may terminate this Agreement upon 30 days' prior written notice to Manager in the event that:

     (a) Manager or On-Line is declared bankrupt or becomes an insolvent person, makes an assignment for the benefit of its creditors or attempts to avail itself of any applicable statute relating to insolvent debtors;

     (b) Manager or On-Line takes steps to wind-up, dissolve or liquidate, except for internal corporate reorganizations, mergers or shareholder reorganizations, or otherwise ceases to function as a going concern or is prevented from performing its duties hereunder for a period greater than 30 days;

     (c) a trustee, receiver, receiver and manager or other custodian (interim or permanent) of any of the assets of Manager or On-Line is appointed by private instrument or by court order or if any execution, sequestration, or other analogous process of any court becomes enforceable against Manager or On-Line or the assets of either or if distress or process is made against the assets or any part thereof of Manager or On-Line, unless within 30 days of such occurrence such process has been discharged;

     (d) Manager or On-Line ceases to carry on the business carried on by it pursuant to this Agreement at the date hereof for a period of four months;

     (e) Manager does not comply with section 12 within the time prescribed therein for reasons other than events or occurrences beyond the reasonable control of the Manager which have not been caused by Manager's negligence and which Manager was unable to prevent or provide against by the exercise of reasonable diligence (including, for example, an act of God, war, insurrection, industrial disturbance, government restraint or unusually severe weather), provided that no termination shall occur as the result of such failure if such failure is cured before the 30th day following the date of notification by Owner to Manager of the failure to comply with section 12; or

     (f) Manager fails to pay the amounts due under section 10.2 within 30 days after the end of the applicable calendar year, provided that no termination shall occur as the result of such failure if such failure is cured before the 30th day following the date of notification by Owner to Manager of the failure to comply with section 10.2.

17.2 Upon any such early termination pursuant to section 17.1:

     (a) the Cumulative Exclusivity Payment, if any, shall be paid by Manager to Owner forthwith;

     (b) Manager shall, if directed by Owner, assign all of its rights under the Subcontractor Agreement to Owner and shall execute and deliver such further and other assurances and do or cause to be done all such acts and things as may be necessary to give effect to such assignment; and

     (c)  Owner  shall  have the right to assume or to direct any  affiliate  of
          Owner  to  assume  any  of  the   obligations  of  Manager  under  the
          Subcontractor Agreement.

18.  FAILURE TO MEET MINIMUMS

18.1 If the Annual Gross Operating Revenues do not reach the Annual Minimum and Manager does not otherwise tender the applicable Annual Exclusivity Payment within 30 days of the end of any calendar year during the Term as provided by section 8, then payment for same shall be effected by Owner applying Guarantee Collateral equal in value to the amount of the Owner's Annual Exclusivity Payment which remains unpaid, provided that in such instance Owner shall only apply interest monies forming part of the Guarantee Collateral to such payment.

18.2 If Manager does not tender the applicable Cumulative Exclusivity Payment, if any, within 30 days of the earlier of the end of the initial Term or December 31, 2007 (whether arising upon early termination or otherwise), then payment for same shall be effected by Owner applying Guarantee Collateral equal in value to the amount of the Cumulative Exclusivity Payment which remains unpaid.

18.3 Deemed payment by Manager in the manner provided in sections 18.1 and 18.2 shall be accepted by Owner in full payment and satisfaction of Manager's obligations to Owner in respect of such untendered payments to the extent of the amount of Guarantee Collateral so applied.

18.4 Failure of Manager to attain any Annual Minimum or to pay an Instalment on or before the relevant Instalment Date shall not result in the termination of this Agreement or the loss of the exclusive Management Services rights of Manager.

19.  APPOINTMENT OF OTHER MANAGERS

19.1 Owner shall not have the right to appoint additional managers in the Service Territory in respect of the Casting Workbook Services during the Term.

20.  RIGHT TO INSPECT

20.1 Owner may at any time, at its own expense, inspect and audit Manager's financial and other records solely in respect of activities contemplated hereby. Such inspection shall be made at Manager's offices, unless otherwise agreed by Manager. A maximum of one such inspection may be made quarterly upon reasonable notice at a mutually agreed time.

21.  DISCLAIMER

21.1 EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, OWNER MAKES NO FURTHER REPRESENTATIONS OR WARRANTIES, EITHER EXPRESSED OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ANY CONDITION OR WARRANTY OF MERCHANTABLE QUALITY OF THE DATA CREATED BY THE CASTING WORKBOOK OR ITS FITNESS FOR ANY PARTICULAR PURPOSE AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE. IN NO EVENT WILL OWNER BE LIABLE FOR
(I) DAMAGES CAUSED BY MANAGER'S OR ANY SUBCONTRACTOR'S FAILURE TO PERFORM ITS COVENANTS AND RESPONSIBILITIES TO THIRD PARTIES, UNLESS CAUSED BY REASON OF OWNER'S NEGLIGENCE OR DELIBERATE ACT; (II) LOST DATA; OR (III) ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES. MANAGER SHALL INDEMNIFY OWNER AGAINST ALL SUCH CLAIMS ASSERTED BY THIRD PARTIES AS A RESULT OF MANAGER'S OR ANY SUBCONTRACTOR'S ACTS OR OMISSIONS. MANAGER WILL CO-OPERATE WITH OWNER AND UNDERTAKE NECESSARY ACTION (INCLUDING ACTION WITH RESPECT TO SUBCONTRACTORS, IF APPROPRIATE) REQUIRED BY APPLICABLE LAWS AND REGULATIONS TO ENSURE THAT OWNER'S LIMITS OF RESPONSIBILITY AS SET FORTH ABOVE ARE VALID AND ENFORCEABLE AGAINST WHOMEVER THEY ARE APPLICABLE. MANAGER WILL IMMEDIATELY INFORM OWNER AS SOON AS MANAGER BECOMES AWARE OF LIABILITY CLAIMS BY A THIRD PARTY WITH RESPECT TO
CASTING WORKBOOK SERVICES. OWNER'S LIABILITY FOR DAMAGES TO MANAGER FOR ANY CAUSE, REGARDLESS OF THE FORM OF ACTION, SHALL NOT EXCEED THE AGGREGATE PRICE PAID FOR CASTING WORKBOOK SERVICES UNDER THIS AGREEMENT WHICH CAUSED THE DAMAGES OR ARE THE SUBJECT OF THE CLAIM.

22.  NOTICES

22.1 The addresses for delivery of notices to each party are as follows:

     to Owner:

     Purchaser
     .................................
     Vancouver, British Columbia
     V6K 1G7

     to Manager:

     Prairie On-Line Management Services Inc.
     Metronet 600 - 205 5th Avenue SW
     Calgary, Alberta
     T2P 2T7

     Attention: Mr. Aerock Fox

22.2 Unless otherwise expressly provided in this Agreement, any notice, request, direction, consent, waiver, extension, agreement or other communication that is or may be given or made hereunder shall be in writing and either personally delivered to the addressee or to a responsible officer of the addressee or sent by courier or facsimile transmission. The parties hereto may change their respective address for notice given in the manner aforesaid. Any notice given by facsimile transmission shall be deemed to have been received on the next business day after transmission. Any notice given by personal delivery shall be deemed to have been received on the business day on which it is delivered and left with the recipient or a responsible officer of the recipient at the recipient's address for notice.

23.  GOVERNING LAW

23.1 Notwithstanding paragraph 3.1(f), this Agreement shall be governed by and interpreted in accordance with the laws of British Columbia without regard to conflict of laws provisions, and a non-exclusive venue for any action or proceeding shall be in Vancouver, British Columbia. The parties hereto agree to be subject to the non-exclusive jurisdiction of such British Columbia courts as to the enforcement of the provisions of this Agreement. The prevailing party in any action brought to enforce the provisions of this Agreement shall be entitled to recover its reasonable attorneys fees and costs.

24.  RELATIONSHIP OF PARTIES

24.1 Nothing in this Agreement shall constitute any of the parties the partner or joint venturer of another. The relationship of Manager to Owner shall be that of an independent contractor.

25.  ASSIGNMENT

25.1 Manager may not assign this Agreement or any of its interests herein without the written consent of Owner, such consent not to be unreasonably withheld. Any amalgamation, other than one which does not result in a change of control of Manager, shall be considered an assignment for the purposes of this Section 25.1.

25.2 Owner may assign this Agreement to any person who purchases the Casting Workbook from Owner and agrees to be bound by the obligations of Owner hereunder and under the Asset Purchase Agreement without the consent of Manager.

26.  CURRENCY

26.1 All dollar amounts noted herein are represented in Canadian currency.

27.  SEVERABILITY

27.1 If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof will continue in full force and effect.

28.  BENEFIT OF AGREEMENT

28.1 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and other legal representatives, successors and assigns.

29.  ENTIRE AGREEMENT

29.1 This Agreement constitutes the entire agreement between the parties with respect to its subject matter and cancels and supersedes any prior understandings and agreements between the parties with respect thereto.

30.  AMENDMENTS

30.1 No amendments to this agreement will be valid or binding unless set forth in writing and duly executed by both of the parties hereto.

31.  WAIVER

31.1 No waiver of any breach of any provision of this agreement will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in writing in the written waiver, will be limited to the specific breach waived.

32.  ARBITRATION PROCEDURE

32.1 The parties shall attempt to settle all disputes arising out of this Agreement through consultation and negotiation in good faith and in a spirit of mutual co-operation. If those attempts fail to resolve a dispute within a reasonable time, then such dispute shall be referred to and finally resolved by binding arbitration. The place of any arbitration conducted hereunder shall be Vancouver, British Columbia. The number of arbitrators shall be one. Manager and Owner shall use their reasonable best efforts to agree promptly, in light of the time periods provided in sections 8 and 10, on the appointment of the arbitrator, failing which Manager and Owner shall arrange jointly for an arbitrator to be appointed by The British Columbia International Commercial Arbitration Centre. Any arbitration hereunder shall be conducted in accordance with the laws of the Province of British Columbia and Canada applicable therein. The costs of any arbitration hereunder shall be borne equally by the parties hereto.

33.  EXECUTION

33.1 This Agreement may be executed in counterparts and delivered by facsimile copy by any of the parties. Each executed counterpart shall be deemed to be an original and such counterparts shall together constitute one and the same agreement.


     IN WITNESS WHEREOF the parties hereto have executed this agreement.


     -----------------------------
     PURCHASER                               PRAIRIE ON-LINE
                                             MANAGEMENT SERVICES INC.


                                        Per:
                                             ----------------------------
                                             Authorized Signatory

                                    SCHEDULES

     A.   Program Description

     B.   Service Territory

     C.   Annual Minimum and Cumulative Exclusivity Payment

     D.   Excess Revenue Direction

     E.   Instalment Direction

                                  SCHEDULE "A"


                               PROGRAM DESCRIPTION


The Casting Workbook is a client/server software application. The core of the server side of the software is a Windows NT-based Structured Query Language
(SQL) Relational Database administered through the User Interface and Relational Database Management Systems. Comprised of 25 Tables and 3 Views, the relational database is accessible through an Open Database Connectivity (ODBC) configuration. Data is stored in the SQL Database and in thousands of data files in the Windows NT File System (NTFS). Currently the data files include Hyper Text Markup Language (HTML) text files, JPEG images, Real Audio, Real Video and up to 360 various word processor document formats. Programmed Tables in Fulcrum Knowledge Network Search Server 2.0, index the data in both the SQL Database and the NTFS-based data files to provide a layer for distributed searches of all data stored in the Casting Workbook.

Additional specific custom configurations of the Servers and software provide an environment for the Client side User Interface (UI) files to reside and complete the Server side of the application. These configurations are specific Security Limits on files and folders in the NTFS, Security Rights assigned to User Groups and Users, and Home and Virtual Folders defined in Internet Information Server in Windows NT. Also at the server side are the Domain Name System configuration files stored on a Domain Name Server, in this case a Linux server, and the SMTP and POP Servers and their corresponding configurations files also on the Linux server. The Client side User Interface is stored in files within the NTFS. Clients use a Web Browser on their own Personal Computer to create a Hyper Text Transfer Protocol (HTTP) connection to access the public portion of the UI. The remaining UI is provided to the User after Security has been met. The UI is comprised of hundreds of HTML, Active Server Pages (ASP), Perl scripts, JPEG images, Graphic Interchange Format (GIF) images, Animated GIF image, audio and video files.

These files contain two basic components. First, programming in Microsoft Visual Basic Script (VB Script) or Perl that is compiled at run-time and second, HTML templates. During the run time phase the UI script programming interacts with the SQL database and the Fulcrum tables to return data - unique by time and user
- that is inserted into the HTML templates and returned to the User through the HTTP connection. Through the UI, data is viewed, added, changed or deleted.

                                  SCHEDULE "B"


                                SERVICE TERRITORY


         Canada:
                  British Columbia
                  Yukon

         USA:
                  Arkansas
                  Colorado
                  Kansas
                  Louisiana
                  Missouri
                  Montana
                  Nebraska
                  New Mexico
                  North Dakota
                  Oklahoma
                  South Dakota
                  Texas
                  Utah
                  Wyoming

                                  SCHEDULE "C"

                             ANNUAL MINIMUM PAYMENT


ANNUAL MINIMUM- shall be calculated for each calendar year as follows:

     1997: $xxx

     1998: $xxx,xxx

     1999 and each subsequent year of the Term until the Cumulative Excess Gross Operating Revenues equal the Term Minimum:

          the Annual Minimum for the immediate preceding year less the product of .0494 and the Annual Excess Gross Operating Revenues received by the Owner for the preceding year

                                  SCHEDULE "D"

                     IRREVOCABLE DIRECTION (EXCESS REVENUE)


TO:  PURCHASER



          You are hereby irrevocably authorized and directed to release bonds having a face value of $________ (the "Bonds") from the Securities Pledge Agreement entered into between the undersigned and you dated December 31, 1997 and to apply the Bonds to your account no.________ at the Canadian Imperial Bank of Commerce, or another account designated by you, in full satisfaction of the obligations of Prairie On-Line Management Services Inc. (formerly known as 758113 Alberta Ltd.) existing as of the date hereof to otherwise pay to you a portion of the Annual Excess Gross Operating Revenues in an amount equal to cash equivalent of the face value of the Bonds pursuant to the Facilities Management Agreement dated December 31, 1997 between Prairie On-Line Management Services Inc. (formerly known as 758113 Alberta Ltd.) and you.

          DATED this ____ day of ____________ , 19__.


                                        ON-LINE FILM SERVICES INC.


                                        Per:                               (c/s)
                                             ------------------------------
                                             Authorized Signatory

                                  SCHEDULE "E"

                       IRREVOCABLE DIRECTION (INSTALMENT)


TO:  PURCHASER

     You are hereby irrevocably authorized and directed to release accrued interest (the "Security") from the Securities Pledge Agreement entered into between the undersigned and you dated December 31, 1997 and to apply the Security to your account no.________ at the Canadian Imperial Bank of Commerce, or another account designated by you, in full satisfaction of the obligations of Prairie On-Line Management Services Inc. (formerly known as 758113 Alberta Ltd.) to otherwise pay to you an Instalment in an amount equal to the interest monies forming part of the Guarantee Collateral of the Security pursuant to the Facilities Management Agreement dated December 31, 1997 between Prairie On-Line Management Services Inc. (formerly known as 758114 Alberta Ltd.) and you.

     DATED this _____ day of December, 19__.


                                        ON-LINE FILM SERVICES INC.


                                        Per:                               (c/s)
                                             -----------------------------